EXHIBIT 10.9

REWARDS NETWORK INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Rewards Network Inc., a Delaware corporation (the “Company”), hereby grants to                                          (the “Holder”) as of                  , 20     (the “Grant Date”), pursuant to the provisions of the Company’s 2004 Long-Term Incentive Plan, as amended (the “Plan”), a restricted stock unit award (the “Award”) with respect to              shares of the Company’s Common Stock, $0.02 par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in the space provided below and returning it to the Company.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Paragraph 3 hereof and the Holder becomes a stockholder of record with respect to such shares.

3. Vesting of Shares Subject to Award.

3.1. Performance Vesting Requirement. Subject to the satisfaction of the service vesting condition set forth in Section 3.2 of this Agreement, and except for the vesting of the Award upon a Change in Control as provided in Section 3.3 of this Agreement and Section 7(g) of the Plan, no shares subject to the Award shall vest or be issued to the Holder unless                     . If such condition is not satisfied, the Holder shall forfeit all rights with respect to the shares of Stock subject to the Award, and the Award shall terminate.

3.2. Service Vesting Requirement. Subject to the satisfaction of the performance vesting requirement set forth in Section 3.1 of this Agreement and except for the vesting of the Award upon a Change in Control as provided in Section 3.3 of this Agreement and Section 7(g) of the Plan, the Award shall vest on account of the Holder’s continued employment with the Company (i) on the first anniversary of the Grant Date with respect to one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded up to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded down to the nearest whole share and (iii) on the third anniversary of the Grant Date with respect to the remaining shares of Stock subject to the Award on the Grant Date. If the Holder’s employment by the Company terminates for any reason, the Holder shall forfeit all rights with respect to the shares of Stock which are not vested as of the effective date of the Holder’s termination of employment and such unvested portion of the Award shall be cancelled by the Company.

3.3. Change in Control. Notwithstanding anything herein to the contrary, to the extent the Award remains outstanding upon a Change in Control, all conditions and restrictions relating to the achievement of performance objectives and the continued performance of services set forth in Sections 3.1 and 3.2 of this Agreement, respectively, shall immediately lapse upon a Change in Control, and the Award shall thereupon become fully vested.

4. Termination of Award. In the event that the Holder shall forfeit all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

5. Additional Terms and Conditions of Award.

5.1. Nontransferability of Award. The Award is not transferable by the Holder except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Holder’s death), provided, however, that with the written consent of the Committee the Award may be transferred to one or more Beneficiaries during the lifetime of the Holder in connection with the Holder’s estate planning, consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or a successor registration form of the Securities and Exchange Commission. The Award may not be pledged, mortgaged, hypothecated or otherwise encumbered and shall not be subject to the claims of creditors.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

5.3. Withholding Taxes. (a) As a condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 5.3(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Stock (which the Holder has held for at least six months prior to the delivery of such shares or which the Holder purchased on the open market and for which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Stock otherwise to be delivered to the Holder pursuant to the Award, a number of whole shares of Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

5.4. Adjustment. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of the Holder under the Award, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of securities subject to the Award. In addition, the Committee is authorized to make adjustments in the performance criteria set forth in Section 3.1 in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.5. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

5.6. Delivery of Certificates. (a) Except to the extent the Holder makes an effective deferral election pursuant to Section 5.6(b), and subject to Section 5.3, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.

(b) At least six months prior to the vesting of any shares of Stock subject to the Award, the Holder may submit an election, on a form and pursuant to procedures prescribed by the Company, to defer the receipt of such shares, to the extent and effective upon the date they thereafter become vested, to a date specified in such election. As of the date such shares become vested, the Holder’s right to receive such deferred shares shall be credited to a bookkeeping account maintained by the Company, which shall be further credited with dividend equivalents equal to the dividends that would have been paid on an equal number of shares of Common Stock and payable to the Holder in cash at the same time the deferred shares are issued to the Holder. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of Shares deferred pursuant to this Section 5.6(b). Notwithstanding the foregoing, the Company, in the discretion of the Board, may maintain a grantor trust (a “Trust”) to hold assets to be used for payment of such deferred shares. The assets of the Trust shall remain the assets of the Company subject to the claims of its general creditors. Any payments by a Trust of benefits provided to the Holder shall be considered payment by the Company and shall discharge the Company of any further liability for delivery of such shares.

5.7. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

5.8. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.9. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Stock, the full number of unvested shares subject to the Award from time to time.

5.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

6. Miscellaneous Provisions.

6.1. Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture. As used herein, employment by the Company shall include employment by an affiliate of the Company.

6.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Rewards Network Inc., Attention: Vice President, Human Resources, 11900 Biscayne Blvd., Miami, Florida 33181, with a copy to Rewards Network Inc., Attention: General Counsel, Two North Riverside Plaza, Chicago, Illinois 60606, and if to the Holder, to the last known address contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by electronic mail or facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of electronic mail or facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

6.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

REWARDS NETWORK INC.

By:
Name:
Title:
Accepted this day of , 20 .

Holder

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